UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2012

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 801-5572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2012, the Board of Directors (the “Board”) of Wizard World, Inc. (the “Company”) approved by unanimous written consent the Second Amended and Restated 2011 Incentive Stock and Award Plan (the “Amended Plan”) to the Company’s Amended and Restated 2011 Incentive Stock and Award Plan (the “Plan”). See Item 5.02 herein, which is incorporated by reference in this Item 1.01.

The description of the Amended Plan set forth above is qualified in its entirety by reference to the full text of the Amended Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On July 9, 2012, the Board approved by unanimous written consent the Amended Plan amending Section 4 of the Plan solely to increase the number of authorized shares subject to the Plan from 5,000,000 shares to 7,500,000 shares of common stock.

The description of the Amended Plan set forth above is qualified in its entirety by reference to the full text of the Amended Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated 2011 Incentive Stock and Award Plan*

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2012	By:	/s/ John Macaluso
Name: John Macaluso
Title: Chief Executive Officer

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